SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                              FORM S-1
                        Registration Statement
                    Under the Securities Act of 1933

                         US Highland, Inc.
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Oklahoma                         3751                   26-4144571
(State or other jurisdiction     (Primary Standard         (I.R.S. Employer
   of incorporation or        Industrial Classification     Identification
     organization)                Code Number)                 Number)

US Highland, Inc.					Damian Riddoch
17424 South Union Ave.                    17424 South Union Ave.
Mounds, OK 74047                         	Mounds, OK 74047
918-827-5254                              918-827-5254
(Address, and telephone number        	(Name, address and telephone number
of principal executive offices)           of agent for service)

                           Copies to:
                      Ms. Jody Walker ESQ.
                     7841 South Garfield Way
                      Centennial, CO 80122
                 Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED    AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM    REGISTRATION
REGISTERED             REGISTERED  OFFER PRICE  AGGREGATE        FEE
                                    PER SHARE   OFFER PRICE
Common Stock          1,880,087       1.50       $2,820,131    $201.08
Common Stock(1)         609,913       1.50          914,869      65.23

(1)Represents common stock being sold on behalf of selling security holders.

US Highland amends this registration statement on such date or dates as may be necessary to delay its effective date until US Highland shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated June 18, 2010. SUBJECT TO COMPLETION

$2,820,131

Up to a maximum of 1,880,087 common shares at $1.50 per Common Share 609,913 common shares on behalf of selling security holders

US Highland, Inc.

US Highland is offering up to 1,880,087 common shares at the purchase price of $1.50 per common share for the aggregate offering price of $2,820,131.

We are registering 609,913 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The 609,913 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

The offering will commence on the effective date of this prospectus and will terminate on or before June 30, 2011.

Our common stock is currently listed on the NASD Over-The-Counter
Bulletin Board under the symbol UHLN.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                     Per Common Share          Total
Offering Price                            $1.50              $2,820,131
Proceeds to US Highland, before expenses  $1.50              $2,820,131

                          TABLE OF CONTENTS

Prospectus Summary                                                6
Risk Factors                                                      7
Forward Looking Statements                                       13
Use of Proceeds                                                  14
Dilution                                                         15
Plan of Distribution and Selling Security Holders                15
Business Operations                                              18
Dividend Policy                                                  25
Determination of Offering Price                                  26
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                            26
Directors, Executive Officers and Control Persons                28
Security Ownership of Certain Beneficial Owners
  and Management                                                 34
Certain Relationships and Related Transactions                   35
Description of Capital Stock                                     36
Shares Eligible for Future Sale                                  37
Disclosure of Commission Position on Indemnification
  for Securities Act liabilities                                 38
Market for Common Stock and Related Stockholder Matters          38
Experts                                                          40
Legal Proceedings                                                40
Legal Matters                                                    40
Where You Can Find More Information                              40
Financial Statements                                             41

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

Corporate
Operations              US Highland is a recreational powersports
product development company and OEM.  US
Highland's proprietary products include a 250-
550cc single cylinder 4 stroke engine line, a 750-1150cc v-twin engine line, a quad product line, and a motorcycle product line.

Common stock
  outstanding           21,462,500

Common stock being
 sold in this offering  1,880,087 common shares to be reissued from treasury shares

Common Shares being
 sold in this offering
 by selling security
 holders	609,913

Sales by Selling
Security Holders        The selling security holders may sell at
prevailing prices or privately negotiated prices.

	We are registering common shares on behalf of
the selling security holders in this
prospectus.  We will not receive any cash or
other proceeds in connection with the
subsequent sales.  We are not selling any
common shares on behalf of selling security
holders and have no control or affect on the
selling security holders.
Termination of the
  Offering              The offering will commence on the effective date
of this prospectus and will terminate on or before June 30, 2011.

Market for our common
  stock                 Our common stock is quoted on the OTC Electronic
Bulletin Board under the symbol UHLN. We cannot provide any assurance that an active market in our common stock will develop.

                             RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have generated limited revenues in 2010, primarily from business development activities, including contract engineering and licensing. We are gearing up for volume production, targeted to start later this year. We cannot assure that we can operate in a profitable manner. As a result, future financial results are uncertain. You may lose your entire investment.

2. Our capitalization is limited. We may never reach profitable operations.

If unforeseen circumstances occur, our capitalization may be such that, even following completion of this offering, our management may be unable to implement our expanded plan of operation.

3. Our operations have limited diversity. If we are unable to successfully generate revenues from our current activities, we may not be able to obtain profitable operations.

We will create revenues through 1) sales and manufacturing of our products, 2) license and distribution agreements, and 3) engineering development projects for other OEMs. Financial viability will depend on our ability to generate revenues from these three revenue generating activities.

4. Loss of our key executive(s) and our failure to attract qualified management could limit our growth and negatively impact our operations.

We depend highly upon our officers and directors; however, we do have limited skillset redundancy. As our operations increase, we will require operations management personnel with experience to our business. The loss of the services of any officer or director or the inability to hire experienced operations management personnel could materially adversely affect our operations and financial condition.

5. We may obtain directors' and officers' liability insurance. The cost of this insurance may be expensive to maintain.

US Highland may, at its discretion, obtain directors' and officers' liability insurance. Such insurance is generally expensive to maintain. If US Highland is unable to obtain and maintain director and officer liability insurance to cover amounts, if any, required to be indemnified by US Highland, any payments made by US Highland under an indemnification agreement will have a negative material effect on US Highland's earnings and cash flow.

6. We sell our products at wholesale and must rely on a network of independent dealers and distributors to manage the retail distribution of our products. We could face adverse consequences related to the termination of any of these relationships or inability to secure sufficient numbers of dealers and distributors.

We depend on the capability of our independent dealers and distributors to develop and implement effective retail sales plans to create demand among retail purchasers for the motorcycles and related products and services that the dealers and distributors purchase from the registrant. If our independent dealers and distributors are not successful in these endeavors, we will be unable to maintain or grow our revenues and meet our financial expectations. Further, independent dealers and distributors may experience difficulty in funding their day-to-day cash flow needs and paying their obligations because of weakened retail sales and tightening credit. If dealers are unsuccessful, they may exit or be forced to exit the business or, in some cases, we may seek to terminate relationships with certain dealerships. As a result, we could face additional adverse consequences related to the termination of dealer relationships. Additionally, liquidating a former dealer's inventory of new and used motorcycles can add downward pressure on new and used motorcycle prices. Further, the unplanned loss of any of our independent dealers may lead to inadequate market coverage for retail sales of new motorcycles and for servicing previously sold motorcycles, create negative impressions of the registrant with our retail customers, and adversely impact our ability to collect wholesale receivables that are associated with that dealer.

7. Our dealers may experience a decline in retail sales resulting from general economic conditions, tightening of credit, political events or other factors.

The motorcycle industry has been affected by general economic conditions over which motorcycle manufacturers have little control. These factors have caused a weaker retail environment leading to weaker demand for discretionary purchases, and the decision to purchase a motorcycle has been and may continue to be affected by these factors. The related tightening of credit has led to more limited availability of funds from financial institutions and other lenders and sources of capital which ahs adversely affected and could continue to adversely affect the ability of retail consumers to obtain loans for the purchase of motorcycles from lenders. Should general economic conditions or motorcycle industry demand continue to decline, our results of operations and financial condition may be adversely affected. The motorcycle industry can also be affected by political conditions and other factors over which motorcycle manufacturers have little control.

8. Our dealers may experience a decline in retail sales resulting from declining prices for used motorcycles and excess supplies of new motorcycles.

We have observed that prices for used motorcycles have declined in recent years, which may have the effect of reducing demand among retail purchasers for new motorcycles, at manufacturer's suggested retail prices. While we will attempt to monitor production of our new motorcycles in an effort to keep supply in line with demand, our competitors could choose to supply additional new motorcycles to the market at reduced prices which could also have the effect of reducing demand for new motorcycles (at manufacturer's suggested retail prices). Ultimately, reduced demand among retail purchasers for new motorcycles will lead to reduced shipments by the registrant.

9. We may not be able to successfully execute our manufacturing strategy.

Our manufacturing strategy is designed to continuously improve product quality, increase productivity, reduce costs and increase flexibility to respond to changes in the marketplace. Management believes flexible manufacturing, including flexible supply chains and flexible labor agreements, is the key element to enable improvements in our ability to respond to customers in a cost effective manner. To implement this strategy, we must be successful in our continuous improvement efforts which are dependent on the involvement of management, production employees and suppliers. Any inability to achieve these objectives could adversely impact the profitability of the registrant's products and its ability to deliver the right product at the right time to the customer.

10. The registrant and relies on third party suppliers to obtain raw materials and provide component parts for use in the manufacture of its motorcycles.

We cannot be certain that we will not experience supply problems such as unfavorable pricing or untimely delivery of raw materials and components. In certain circumstances, we rely on a single supplier to provide the entire requirement of a specific part, and a change in this established supply relationship may cause disruption in our production schedule. In addition, the price and availability of raw materials and component parts from suppliers can be adversely affected by factors outside of our control such as the supply of a necessary raw material. Further, our suppliers may experience difficulty due to financial market disruption in funding their day-to-day cash flow needs because of tightening credit, and those suppliers who also serve the automotive industry may be experiencing financial difficulties due to a downturn in that industry, which could adversely affect their ability to supply the registrant. These supplier risks may have a material adverse effect on the registrant's business and results of operations.

11. Government actions to stabilize credit markets in 2009 are scheduled to end in 2010 which could have a negative impact on capital markets.

In 2009, the U.S. Government enacted legislation and created several programs to help stabilize credit markets and financial institutions and restore liquidity, including the Federal Reserve's Commercial Paper Funding Facility and the Federal Reserve Bank of New York's Term Asset-backed securities Loan Facility program, both of which are scheduled to expire in 2010. The expiration of these programs could have a negative impact on capital markets and limit our access to capital market funding. These negative consequences may in turn adversely affect our business and results of operations in various ways, including through higher costs of capital, reduced funds available through its financial services operations to provide loans to independent dealers and their retail customers, and dilution to existing shareholders through the use of alternative sources of capital.

12. We have a number of competitors of varying sizes that are based both inside and outside the United States some of which have greater financial resources than the registrant.

Many of our competitors are more diversified than the registrant, and they may compete in the automotive market or all segments of the motorcycle market. Also, the registrant's manufacturer's suggested retail price for its motorcycles is generally higher than its competitors, and if price becomes a more important competitive facts or for consumers in the heavyweight motorcycle market, the registrant may be at a competitive disadvantage. Failure to adequately address and respond to these competitive pressures worldwide and in the United States may have a material adverse effect on the registrant's business and results of operations.

Our ability to remain competitive is dependent upon its capability to develop and successfully introduce new, innovative and compliant products. The motorcycle market continues to advance in terms of cutting edge styling and new technology and, at the same time, be subject to increasing regulations related to safety and emissions. We must continue to distinguish our products from our competitors' products with unique styling and new technologies and to protect its intellectual property from imitators. The registrant must also be able to design and manufacture these products and deliver them to the marketplace in an efficient and timely manner. There can be no assurances that the registrant will be successful in these endeavors or that existing and prospective customers will like or want our new products.

13. Our operations are dependent upon attracting and retaining skilled employees, including executive officers. Our future success depends on its continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of its organization.

Our current and future total compensation arrangements, which include benefits and cash bonuses, may not be successful in attracting new employees and retaining and motivating our existing employees. If the registrant does not succeed in attracting personnel or retaining and motivating existing personnel, including executive officers, we may be unable to develop and distribute products and services and effectively execute its plans and strategies.

14. We manufacture products that create exposure to product liability claims and litigation.

To the extent plaintiffs are successful in showing that personal injury or property damage result from defects in the design or manufacture of our products, we may be subject to claims for damages that are not covered by insurance. The costs associated with defending product liability claims, including frivolous lawsuits, and payment of damages could be substantial. Our reputation may also be adversely affected by such claims, whether or not successful.

15. We must comply with governmental laws and regulations that are subject to change and involve significant costs.

Our sales and operations in areas outside the U.S. may be subject to foreign laws, regulations and the legal systems of foreign courts or tribunals. These laws and policies governing operations of foreign-based companies may result in increased costs or restrictions on the ability of the Company to sell its products in certain countries. Our international sales operations may also be adversely affected by United States laws affecting foreign trade and taxation.

We are subject to income and non-income based taxes in the United States and in various foreign jurisdictions. Significant judgment is required in determining our worldwide income tax liabilities and other tax liabilities. Management believes that it complies with applicable tax law. If the governing tax authorities have a different interpretation of the applicable law or if there is a change in tax law, our financial condition and/or results of operations may be adversely affected.

Our domestic sales and operations are subject to governmental policies and regulatory actions of agencies of the United States Government, including the Environmental Protection Agency, SEC, National Highway Traffic Safety Administration, Department of Labor and Federal Trade Commission. In addition, our sales and operations are also subject to laws and actions of state legislatures and other local regulators, including dealer statutes and licensing laws. Changes in regulations or the imposition of additional regulations may have a material adverse effect on our business and results of operations.

Our motorcycle products use internal combustion engines. These motorcycle products are subject to statutory and regulatory requirements governing emissions and noise, including standards imposed by the EPA, state regulatory agencies, such as California Air Resources Board, and regulatory agencies in certain foreign countries where our motorcycle products are sold. We are also subject to statutory and regulatory requirements governing emissions and noise in the conduct of our manufacturing operations. Any significant change to the regulatory requirements governing emissions and noise may substantially increase the cost of manufacturing our products. Further, in response to concerns about global climate changes, we may face greater regulatory or customer pressure to develop products that generate less emissions. This may require us to spend additional funds on research, product development, implementation costs and subject us to the risk that our competitors may respond to these pressures in a manner that gives them a competitive advantage.

9. Changes in the foreign exchange rate could negatively affect our profitability.

We face foreign exchange rate exposure. We will offer payment for our products and services in U.S. dollars except for our Canadian customers who will pay us in Canadian dollars. We carry out all fundraising in U.S. dollars. With the majority of expenses expected to be in United States dollars, we will be exposed to fluctuations in foreign exchange rates from both a transactional and transnational perspective. There is a risk that foreign exchange rate fluctuations between the Canadian dollar and the U.S. dollar will be disadvantageous to us.

Risk Factors relating to the offering.

1. We have no underwriter for our offering and cannot guarantee how much, if any, of the offering will be sold.

The common shares are being offered by us on a best efforts basis by our officers and directors. We have not retained an underwriter to assist in offering the common shares. Our officers and directors plan to sell this offering. Our officers and directors have limited experience in the offer and sale of securities on behalf of an issuer. As a result, they may be unable to sell any of the common shares.

2.  There is no minimum offering amount or a formal escrow account.

There is no minimum offering amount. All of the proceeds will be deposited directly into our operating account. We have not set up an escrow account, trust account or made other similar arrangements.

3. The initial price of $1.50 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of our securities. The initial prices may have little no relationship to the market price.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

4. Our securities will be a "penny stock" under the federal securities regulation. The special rules applicable to the sale of penny stocks may make our stock less liquid and harder for investors to buy and sell our shares.

Under the rules of the Securities and Exchange Commission, our securities will come within the definition of a "penny stock" because the price of our securities is below $5.00 per share. As a result, our securities will be subject to the "penny stock" rules and regulations, if a market ever develops. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser,
   -  Receive the purchaser's written consent to the transaction; and
   -  Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our securities, and may affect the ability to resell our securities. An investment in our securities is not likely to be very liquid, and because of the additional requirements, many brokers do not participate in penny stock transactions. As a result, you may have a harder time buying or selling our shares.


                     FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of US Highland, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by US Highland, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                          USE OF PROCEEDS

If the entire offering amount is reached, US Highland shall receive gross proceeds of $2,820,131. Based on US Highland's present plans, which represent the existing and anticipated business conditions, US Highland intends to apply the estimated net proceeds of the offering over the next twelve months as follows:

Gross proceeds                      $ 2,820,131        $ 1,410,065
Offering expenses                        58,491             58,491
                                    -----------        -----------
Net proceeds                        $ 2,761,640        $ 1,351,574

Purchase of tooling and equipment     1,500,000            785,000
Building/property improvements          250,000            100,000
Working Capital                       1,011,640            466,574
                                    -----------        -----------
Net proceeds expended               $ 2,761,640        $ 1,351,574


Gross proceeds                      $   705,033        $   352,516
Offering expenses                        58,491             58,491
                                    -----------        -----------
Net proceeds                        $   646,542 	 $   294,025

Purchase of tooling and equipment       342,500            153,000
Building improvements                    50,000            100,000
Working Capital                         254,042             41,025
                                    -----------        -----------
Net proceeds expended               $   646,542        $   294,025

Working capital will include but are not limited to:

   -  Production lines, including manufacturing equipment and tooling
   -  Inventory
   -  Business development costs
   -  Professional services

Additionally, our uses of funds for general corporate purposes are, including but not limited to sales and marketing expense, income taxes, interest expense, commissions, administrative expenses, and capital expenditures.

The foregoing use of proceeds is a good faith estimate and is not conclusive. If the board of directors of US Highland deems it necessary and in US Highland's best interest to modify the use of the proceeds at a later time, it will do so.

We will not receive any proceeds from the resale of securities by selling security holders.

DILUTION

The common shares being sold in this offering will be reissued from treasury shares. Assuming completion of the offering, there will still be 21,462,500 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level            $2,805,131    $1,395,065     $690,033     $337,516
                         ----------    ----------     --------     --------
Offering price                $1.50         $1.50        $1.50        $1.50
Net tangible book
  value per common
  share before offering         .92           .92          .92          .92
Increase per common
  share attributable to
  investors               	  .13           .06          .03          .02
                         	-----         -----        -----        -----

Pro forma net tangible
  book value per
  common share after
  offering                     1.05           .98          .95          .94
                              -----         -----        -----       ------
Dilution to investors           .45           .52          .55          .56
Dilution as a
  percentage of
  offering price          	   30%           35%          37%          37%

Based on 21,462,500 common shares outstanding as of March 31, 2010 and total stockholder's equity of $19,781,321 utilizing unaudited March 31, 2010 financial statements.

Further Dilution
----------------
US Highland may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.


         PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the sale of 1,880,087 common shares and the resale of 609,913 common shares by the selling security holders. The 1,880,087 common shares will be reissued from treasury shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The offering will commence on the effective date of this prospectus and will terminate on or before June 30, 2011, unless extended by us for an additional 90 days.

The common shares are being offered by Mats Malmberg, an officer and director of the registrant. Mr. Malmberg will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Malmberg. Mr. Malmberg is not subject to a statutory disqualification and is not an associated person of a broker or dealer.

Additionally, Mr. Malmberg primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Malmberg has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a penny stock because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the penny stock rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The selling security holders may sell their common shares at prevailing market prices or privately negotiated prices.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

The table below sets forth information with respect to the resale of shares of common stock by the selling security holders. We will not receive any proceeds from the resale of common stock by the selling security holders for shares currently outstanding.

US Highland shall register, pursuant to this prospectus 609,913 common shares currently outstanding for the account of 10 individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

                                # of Shares   Total Shares   Total Shares      %
                                   Being         Before          After        After
                                 Registered     Offering       Offering     Offering
                                -----------   ------------   ------------   --------
Baurus Co. Limited(1)              85,000        85,000            0            0%
Ingemar Brorsson                  167,170     1,338,895       1,171,725        5.46%
Iron Invest AB(2)                 111,200       111,200            0            0%
Marcus Bjornsson                   11,068        11,068            0            0%
Mikael Svenfelt                    14,412        14,412            0            0%
Olof Svenfelt                     111,200       111,200            0            0%
Richard Goglia                     10,000        10,000            0            0%
Ullared Netto AB(3)                55,622        55,622            0            0%
WP Intressenter(4)                 33,194        33,194            0            0%
Beslag & Metall(5)                 11,047        11,047            0            0%

(1) An unaffiliated entity controlled by Bjorn Ohlsen. The entity is neither a registered broker-dealer nor an affiliate of registered broker-dealers.
(2) An affiliated entity controlled by Mats Malmberg, an officer and a director of the registrant. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(3) An unaffiliated entity controlled by Frank Gunnarsson. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(4) An unaffiliated entity controlled by Christer Wagenius. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(5) An unaffiliated entity controlled by Marcus Bjornsson. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.

The 609,013 shares offered by the selling security holders may be sold by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated. Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling security holders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling security holders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


                       BUSINESS OPERATIONS

Corporate History
-----------------
US Highland, Inc. was originally formed as a Limited Liability Company on February 5, 1999 under the name The Powerhouse, L.L.C. pursuant to the laws of the State of Oklahoma. On February 26, 1999, an amendment was filed that changed the name of the entity to Powerhouse Productions, L.L.C.

On November 9, 2006, Powerhouse Productions, L.L.C. filed Articles of Conversion changing the entity from a limited liability company to a corporation under the name Harcom Productions, Inc. On November 29, 2006, articles of amendment to the certificate of incorporation increased the authorized common shares to 100,000,000 with a par value of $0.01 per share.

On January 25, 2010, Articles of Merger were filed with the state of Oklahoma merging U.S. Highland, Inc., an Oklahoma corporation into Harcom Productions, Inc. Pursuant to the Articles of Merger, the name of the corporation was changed from Harcom Productions, Inc. to US Highland, Inc.

Prior Operations
----------------
Prior to January 25, 2010, the registrant offered professional consulting in Music-on-Hold and messaging services as well some equipment sales and consultation services for commercial clients.

Subsequent to the merger with U.S. Highland, Inc., an Oklahoma corporation, the registrant no longer intended to pursue its business plan. As a result, the registrant entered into an Asset Purchase Agreement with Shane Harwell, an officer and director of the Registrant. Pursuant to the Asset Purchase Agreement dated December 21, 2009, the registrant sold all rights, title and interest to the Purchased Assets to Mr. Harwell for the consideration of 950,000 common shares. The 950,000 common shares consisted of 468,750 common shares directly held by Mr. Harwell, 468,750 common shares acquired by Mr. Harwell from Susan Harwell, his wife and 12,500 common shares acquired by Mr. Harwell from Charles Harwell, his father for nominal amounts.

Current Corporate Operations
----------------------------
US Highland recently acquired its manufacturing equipment and tooling from and is currently gearing up to manufacture its products in Mounds, Oklahoma which is adjacent to Tulsa, Oklahoma. US Highland requires the services of many manufacturing subcontractors, as is typical for the industry. The registrant has just consolidated to larger facilities.

US Highland's business development strategy includes:

   - Multinational Business Model. US Highland will manufacture in the United States. In house product development engineering and contract engineering will continue primarily in Sweden.

   -  Acquisitions.  As funds allow, US Highland intends
  1) to ramp up to much higher production levels,
  2) to launch marketing in the US and Europe, and
  3) to fund strategic acquisitions to offer enhanced share value for US Highland shareholders.

   - Road Shows. US Highland will utilize road shows to promote its stock, brand, and products.

  - Media Promotions. US Highland will fully employ both traditional and marketing venues to advertise, promote, and drive US Highland brand awareness utilizing the following:
   -  Internet promotions
   - Trade shows and events, including the Indianapolis Dealer Expo and others
   -  Trade publication advertisements
   -  Trade publication editorials and product reviews

   -  Trade and Business Wire press releases
   -  Marketing collateral

   - US Highland Pro Race Team. US Highland will attract media attention with the US Highland Pro Race Team at high profile race events.

   - Dealer Network Building and Mass Customization. US Highland will market direct to qualified high end dealers to build and develop the US Highland dealer network.

   - OEM Deals. US Highland will develop license and other OEM deals and use co-branding and co-marketing activities to further its business development objectives.

Products
--------
US Highland products include single and twin cylinder engines, motorcycles and All Terrain Vehicles.

Single and Twin Cylinder Engines
US Highland has two powerful engine platforms, including its single cylinder 250-550cc engines and its two cylinder, V-twin 750-1150cc engines. These engines were developed and refined in US Highland's active race program. US Highland proprietary power plants are lightweight, high horsepower, and fuel injected. US Highland engines also use the proprietary and patent pending US Highland throttle body, which delivers smooth, linearly proportional throttle response unlike conventional systems that deliver uneven throttle response.

Motorcycle and Quad Product Line
The new US Highland product line is composed of the following vehicles, not all of which will be released in the next model year. These vehicles are based on the US Highland 250-550cc and 750-1150cc engine platforms:

-  350cc Entry Level Dual Sport
-  450cc MX, Enduro, & Supermotard
-  507cc MX, Enduro, & Supermotard
-  950cc Street Tracker, Dirt Tracker, Outback, & Urban Assault
-  1050cc Viking
-  Quads of various sizes

Patents, Trademarks, Intellectual Property, and Proprietary Protection
----------------------------------------------------------------------
US Highland has developed a patent pending throttle body which allows linear proportional air flow control to the engine. Conventional throttle bodies do not have linear response, requiring operators to mentally adjust to uneven response from the throttle.

The Market, Sales, and Business Development
-------------------------------------------
US Highland Target Markets
US Highland will target the dual market, off-road and on-road motorcycle markets with its initial market entry fully capitalizing on its current product offering. These market segments are to be reached through qualified dealerships.

US Highland has plans to sell to the All Terrain Vehicle and possibly Utility Vehicle markets in the future with new products currently in development.

Industry Analysis
Market data for the motorcycle industry shows that the industry is down in most market segments, illustrating generally poor expected performance of the powersports industry during 2009.

It is important to note that 45% for on-road motorcycles plus 10.5% for off-road motorcycles show motorcycles clearly to be the largest market segment.

Japanese manufacturers collectively dominate powersports market share, with Honda as the largest OEM, followed by Yahama and Kawasaki. The US has long been the greatest consumer and promoter of the powersports industry.

US Highland has chosen the US market as its primary target and domicile market as to take advantage of an increasing US-centric legislation, tax incentive and purchasing sentiment.

Off-Road Seasonality
The off-road motorcycle market is a seasonal business, with the largest sales occurring during spring. Sales during the winter months are approximately 50% of peak sales.

The seasonality of the off-road business has traditionally resulted in stocking orders for next year products in the months of August or September; however, current economic conditions are likely to delay and spread out these orders in 2009-2010.

On-Road Motorcycles Market
Comparisons between the dirt bike sales forecast and the total motorcycle sales forecast illustrates that on-road or street motorcycles represent a much larger market segment, by a ratio of 4.5:1.

Harley-Davidson continues to have the largest market share of this market segment.

On-Road Seasonality
On-road seasonality is even more severe than off-road seasonality. In the on-road market segment, summer month sales are the strongest, though spring sales are within 20-30% of summer sales. Winter sales are as much as 75% lower than summer sales.

Dual Sport Market
2009 data indicates a drop in this segment. US Highland motorcycles are dual purpose ready.

Scooter Market
Industry data indicates that scooters are becoming a more important segment each year. This was especially true when gas prices increased in the United States. US Highland has an ongoing scooter development project.

ATV Market
US Highland has developed an ATV (quad) product line, not yet ready for release. The ATV market segment is a large market segment and management believes that this will continue to be the case in 2010-11.

Motorcycle Dealer Analysis
JD Powers & Associates Surveys from 2008 and 2009 indicate that the largest challenge that faced the dealers in 2009 was lack of financing for inventory flooring and for consumer purchases, pointing to a significant opportunity for those OEMs capable of either offering financing or facilitating financing for dealers and/or consumers. This situation is likely to remain the same or even worsen in 2010.

To match this broadly evidenced market need, US Highland may offer through its dealer network special financing facilities designed to enable qualifying customers the opportunity to ride US Highland. These programs will be marketed and promoted with specific dealer training focused on helping them create sales through their established customer base.

Pricing Analysis
As indicated in the above section, purchasing is largely dependant on consumer ability to acquire financing or credit. Off-road and Dual-sport unit pricing range significantly from the low end Chinese import disposable market to primary global brands. Off-brand bikes receive little to no credit program support while the large brands offer factory and dealer backed financing. Prices for vehicles range from $12,000 to $75,000. The high end prices represents limited addition products.

Sales
US Highland targets premium, high performance motorcycles and ATVs. Sales through established dealer networks are critical to any power sports company success. US Highland has established relationships with dealerships nationwide. A survey of dealer interests and constraints was conducted. From this survey, it is clear that dealers are laboring with three primary concerns:

1.	Record Level Inventories
2.	Flooring Costs
3.	Reduced Credit Facilities

US Highland has established a sales model designed specifically to directly answer the concerns of the current market and facilitate sales to our top tier customers.

Business Development
--------------------
Relationships with Other OEMs
US Highland and its executives have long history with other powersports OEMs. As a technology provider, US Highland is often perceived to be a supplier rather than a competitor to other OEMs.

Acquisition Opportunities
-------------------------
Management believes there are currently a number of struggling OEMs have been caught in the global economic downturn and have not been able to react quickly enough to changing conditions. With the right mergers and acquisitions strategy, one or more of these OEMs could add valuable resources and substantial revenues and profits to US Highland. Nonperforming assets from acquisitions could be sold off or restructured.

Multi-National Locations
-------------------
Jonkoping, Sweden
Highland Group AB is located in Jonkoping, Sweden (pronounced JEN-sher-ping). Sweden is well known for its premium powersports and automotive companies, including Husaberg, Husqvarna, Volvo, Saab, and many others. As a result, Sweden has many resources for these high technology and manufacturing intensive businesses, including substantial government and university support, and many world renowned designers and engineers.

Sweden has a number of significant disadvantages as a manufacturing center. These disadvantages include:

   - Inadequate as a central location for procurement of components and subassemblies for manufacturing
   - Inadequate as a central location for distribution to the world markets, especially to the United States (increases shipping costs and lead times)
   -  High labor costs
   -  Lengthy, mandatory national vacations

On the other hand, management is of the opinion that Sweden is an excellent location for ongoing development and engineering activities:

   - Sweden has several readily accessible government programs for automotive and similar developers
   - Sweden is home to a number of world renowned powersports designers and racers
   - Sweden is 'off the map' making it ideal to test new designs without the watchful eyes of competitors
   - Sweden has private capital market investment options that facilitate and support new product development

Tulsa, Oklahoma
US Highland's professional race team has been managed near Tulsa, Oklahoma for the past two years. US Highland has recently strategically relocated the manufacturing and distribution portions of the business to Tulsa, retaining product development and engineering activities in Sweden.

Tulsa, Oklahoma is located relatively centrally in the United States. Tulsa is a recognized major North American shipping hub with several major interstate highways, railways, and an international airport. The following are road-based shipping distances to other major shipping hubs:

   -  Dallas:          257 miles
   -  Detroit:         947 miles
   -  Jacksonville:   1070 miles
   -  Los Angeles:    1437 miles
   -  Milwaukee:       771 miles
   -  New York City:  1348 miles
   -  Salt Lake City: 1206 miles

Tulsa was the original oil capital of the United States before Texas gained this status. Tulsa remains a significant producer and refiner of oil. Since the oil and gas industry requires so much equipment and equipment repair, Tulsa has a large manufacturing base, including manufacturing space, skilled labor, management and engineering talent, manufacturing equipment suppliers and service centers, and large subcontractor base for a wide variety of manufacturing services from surface coatings and heat treatments to precision machining, casting, and forging.

Subcontracting
--------------
US Highland uses subcontractors for tool and die work, casting, various complex machining operations, plastic injection molding, and various other capital intensive or low ROI operations which would therefore be unwise to perform in house.

Vendors, suppliers, and subcontractors are pre-qualified by US
Highland's quality and purchasing personnel. Suppliers must meet minimum capability, lead time, and quality requirements to be eligible to participate in US Highland's vendor and subcontractor pool.

Final Assembly and Quality Assurance
------------------------------------
Final assembly and quality assurance are overseen by US Highland's technicians. These technicians have many years of cumulative experience. Many of these technicians have experience in the professional race environment.

Logistics
---------
US Highland has in-house experts in logistics and supply chain management. These experts monitor product flow from vendors and subcontractors and to customers.

Facilities

The registrant's principle executive offices are located at 17424 South Union, Mounds, OK 74047. The registrant's primary phone number is 918-827-5254. Current manufacturing operations include 18,000 square feet for general manufacturing, CNC machining, and final assembly, 5,000 square feet for welding, painting, and machining operations, and 10,000 square feet for administration. These premises are on a lease purchase at $8,500 per month until December 31, 2010. The registrant intends to purchase the facility at that time.

Reports to Security Holders

We are a fully reporting company under the requirements of the Exchange Act, and to date we have filed the necessary quarterly and other reports with the Securities and Exchange Commission. Although we are not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


                         DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

                   DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by US Highland without regard to the book value or market value, if any, of our common shares.


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Overview
-------
On January 25, 2010, Articles of Merger were filed with the state of Oklahoma merging U.S. Highland, Inc., an Oklahoma corporation into Harcom Productions, Inc. Pursuant to the Articles of Merger, the name of the corporation was changed from Harcom Productions, Inc. to US Highland, Inc.

Prior to the January 25, 2010, we offered professional consulting in Music-on-Hold and messaging services as well some equipment sales and consultation services for commercial clients.

Subsequent to the merger with U.S. Highland, Inc., an Oklahoma corporation, the registrant no longer intends to pursue its business plan. As a result, the registrant entered into an Asset Purchase Agreement with Shane Harwell, an officer and director of the Registrant. Pursuant to the Asset Purchase Agreement dated December 21, 2009, the registrant sold all rights, title and interest to the purchased assets to Mr. Harwell for the consideration of 950,000 common shares. The 950,000 common shares consisted of 468,750 common shares directly held by Mr. Harwell, 468,750 common shares acquired by Mr. Harwell from Susan Harwell, his wife and 12,500 common shares acquired by Mr. Harwell from Charles Harwell, his father for nominal amounts.

Our principal sources of liquidity are existing cash, cash generated by our operations, and our ability to borrow cash or obtain equity investment when needed from a number of related parties.

Our principal uses of liquidity are funding growth opportunities and paying the costs and expenses associated with our operations.

The registrant experienced significant growth in assets during the first quarter of 2010, in a combination of components inventory, finished goods inventory, and intellectual property.

In April 2010, the registrant received approximately $762,404 in a private offering, substantially increasing the registrant's cash reserves.

Effective May 31, 2010, Lemon Tree Financial Group, LLC, an entity controlled by Chase Bales, an officer and director of the registrant, entered into an agreement with the registrant. Pursuant to the agreement, Lemon Tree tendered 2,000,000 common shares of the registrant in exchange for the rights to three of the registrant's regional dealerships valued at $200,000 each and the repayment of debt owed by

Lemon Tree to the registrant of $284,000. The 2,000,000 common shares were returned to the treasury of the registrant and a portion of the common shares will be reissued to the investors in this offering.

Results of Operations
---------------------
During the first quarter of 2010, the registrant used $1,736,342 of cash equivalent, including various acquisitions of assets in partial cash and partial stock transactions, in operating activities.

In the opinion of management, it is not useful to provide an analysis or comparison of the results of prior years as the registrant has materially changed its business plan and operations from prior years to recreational powersports from operations unrelated to recreational powersports, resulting in entirely new financial performance characteristics. The registrant's first quarter revenues are much better than management expectations, primarily derived from engineering development and business development activities. The registrant will continue to develop revenue from similar activities and plans on supplementing engineering development and business development revenues with revenues from manufacturing operations later this year.

Results of Operations for the three months ended March 31, 2010

Revenues:
During this quarter the registrant has total revenues of $655,497, including approximately $256,000 in engineering development and $400,000 from business development activities.

Historically through its roots with the Swedish company the Highland Group AB, the registrant has generated substantial revenues from engineering development and business development activities. These activities are likely to continue to remain a significant source of revenues for the registrant, in addition to revenues generated from manufacturing and sales of the registrant's motorcycles, quads, and engines, planned for formal production startup later this year after the production ramp up is complete.

Cost of Goods Sold:
Cost of goods sold for the period was $181,426. As the registrant completes its production ramp activities and commences selling its manufactured products, cost of goods sold are projected to increase substantially, primarily proportionately to revenues from manufacturing operations.

Net Income:
Net income for the period is $196,939, which is higher than expected for the period. The registrant expects to generate most of its 2010 revenues near year end after production startup.

Operating Expenses:
Operating expenses for the period total $242,322. Operating expenses are anticipated to increase at a much slower rate than cost of goods sold proportional to revenues from manufacturing operations.

Comparison of Balance Sheet for March 31, 2010 and December 31, 2009 as it pertains to Capital and Liquidity.

Cash and Equivalents:
At the end of the period, the registrant had $54,777 in cash; however, immediately after the period ended the registrant received $762,404 in cash from the sale of restricted stock in a private offering. The registrant also has approximately $5.8 million in inventory.

Accounts Receivable:
The registrant has total receivables of $370,561.

Total Current Liabilities:
The registrant has total current liabilities of $296,846.

Guarantees by officers and directors:
The credit of the officers and directors for guaranteeing any loan necessary is extremely strong. The registrant has not established any lines of credit with any banks. In the event a supplier or lender requires additional credit to obtain small equipment or other business supplies, our officers and directors are willing to extend their credit to accomplish the purchase.

Off-balance sheet arrangements
-----------------------------
The registrant has no such arrangements.

Recent Pronouncements
--------------------
Management does not anticipate that the new accounting pronouncements disclosed in the financial statements of the registrant will have a material impact on the registrant.


         DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their business experience follows:

Name and Age			Position                 Term

Bengt Andersson, 65           Chairman          January 2010 to present

Mats Malmberg, 41	            President         January 2010 to present
                          Managing Director

Steven Moel, 66                 CEO             January 2010 to present

Chase Bales, 51               COO / 	      January 2010 to present
                            Director

Damian Riddoch, 37            CFO               January 2010 to present

Resumes of Board of Directors and Officers

Mr. Bengt Andersson - Chairman
------------------------------
From 2002 to 2008, Mr. Bengt Andersson was the President and CEO of Husqvarna AB, a multi-national publicly traded conglomerate producing premium products including utility vehicles, tractors, chainsaws, lawn mowers, pressure washers, and much more. During his tenure at Husqvarna, Mr. Andersson oversaw the implementation of such venerable motorcycles as the 610 four stroke and an international race-winning platform. Mr. Andersson earned a bachelor's degree in meccanical engineering in Sweden in 1965.

Mr. Mats Malmberg - Managing Director and President
---------------------------------------------------
Mr. Mats Malmberg is the original founder of Highland Group AB in Sweden and the primary creator of the Highland brand in 1996. Mr. Malmberg is a former pro racer. Mr. Malmberg is experienced in business development, new product development, and operations. Mr. Malmberg completed a three year degree program in business, large machinery and forestry through Ostboskolan in 1990. He also completed a program in business, general contract and project management through Ostboskolan in 1995.

Dr. Steven A. Moel - Chief Executive Officer
--------------------------------------------
Mr. Steven Moel, MD, JD, and experienced public company CEO, has diversified experience in operations, business development, and mergers and acquisitions in a variety of industries. Dr. Moel has experience in managing growth from inception to mid cap. Dr. Moel brings to US Highland experience and expertise in corporate management of emerging growth public companies. He also offers public company experience in a wide breadth of enterprise, and his direct management experiences include daily operations, manufacturing, marketing, financial, mergers, and acquisitions, technology development, and board of director oversight.

Dr. Moel is in private practice as a transactional attorney and is a member of the California and American Bar Associations and the American Inns of Court. He also serves as counsel to many corporations. Dr. Moel is currently
   -  senior business advisor of DPEC Partners, an entity engaged in
        - Biotech
        - Hotels
        - International Real Estate Development
        - Agriculture, and
        - Winery;
   - vice-president, business development and mergers and acquisitions of Virgilian, LLC, an entity engaged in nutraceuticals and the agricultural industries;
   - senior business advisor and vice-president, finance, of viaMarket Consumer Products, LLC, a manufacturer of consumer products); and
   - advisory board member of Mahlia Collection, a jewelry designer and manufacturer.

Dr. Moel received a bachelor of arts degree in psychology from the University of Miami in 1965 and a doctor of medicine degree from West Virginia University Medical School in 1970. Dr. Moel completed his residency in ophthalmology at Louisiana State University from 1972-1975. Dr. Moel received a juris doctor degree from Santa Barbara College of Law in 2004.

Mr. Chase Bales ? Chief Operating Officer
-----------------------------------------
Mr. Bales is currently the Chief Operating Officer and a member of the board of directors and the executive committee of US Highland, Inc. Mr. Bales has been an officer and director of the company since May 2009. Mr. Bales has been a director of Highland Group AB since July 2009.
From 1994 to present, Mr. Bales has been the president of Lemon Tree Financial Group, a financial services entity. Over the past five years, Mr. Bales has held various board or advisory positions in Mind Over Matter, an engineering development company, Millennial Europe Greentech, Wind and Solar Elements, LLC, Dynamic Solutions Research, Inc., and ATK, a powersports OEM. Mr. Bales attended the University of Maryland from 1978-1979 taking extension services for studies abroad. Mr. Bales attended business and communications courses at Clackamas College from 1980-1981. From 1981-1983, Mr. Bales attended classes in business and computer science at the University of Montana. From 1991-1994, Mr. Bales studied abroad.

Mr. Damian Riddoch ? Chief Financial Officer
--------------------------------------------
Mr. Riddoch currently holds positions at US Highland, Inc. and Millennial Research Corporation. Mr. Riddoch has been CFO of US Highland since December of 2009 and was Director of Operations previously (since May of 2009). At Millennial Research Corporation Mr. Riddoch has been a member of the executive committee and a director since August of 2008 and additionally the CFO of that company since January 2010. From 2006 to 2008, Mr. Riddoch worked for Revv Automotive AG, a powersports product development company, as a director and member of the executive team. Mr. Riddoch was an independent management consultant from 2003 to 2005. Prior to 2002 (starting in 1999), Mr. Riddoch was a multi-department manager (process simulation, estimating, and maintenance) and engineering product manager for GSC Foundries, an aerospace investment casting and CNC machining provider. Mr. Riddoch's education includes a Master of Business Administration Degree (full time program) from the University of Oxford (2003), a Master of Mechanical Engineering Degree (2002), in addition to his undergraduate work, which includes a Bachelor of Science Degree in Manufacturing Engineering from Brigham Young University (1996) and an Associate of Science Degree in Chemical Engineering from Ricks College (1991).

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the registrant must file a Form 4 reporting the acquisition or disposition of registrant's equity securities with the Securities and Exchange

Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the registrant's fiscal year. Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder. To our knowledge, based solely on a review of the copies of these reports furnished to it, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2009.

Code of Ethics Policy

We have adopted a code of ethics as of November 11, 2006 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees. Our standards are in writing. Our complete Code of Ethics has been incorporated by reference to Exhibit 14 of the Company's report on Form SB-2 which was filed with the SEC on December 26, 2006. A copy of our code of ethics
is available to any person without charge, upon request.   Requests can
be made by sending a self-addressed stamped envelope to the registrant.

The following is a summation of the key points of the Code of Ethics we adopted:

   - Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
   - Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;
   - Full compliance with applicable government laws, rules and regulations;
   - The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
   -  Accountability for adherence to the code.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Audit Committee

We do not have an audit committee that is comprised of any independent director. As a company with less than $1,000,000 in revenue we rely on our chief financial officer for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The board has determined that the relationship of Damian Riddoch as both our

CFO and our audit committee financial expert is not detrimental to the registrant. Mr. Riddoch has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer's financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Riddoch has gained this expertise through his formal education and experience as our CFO and as CFO of another company. He has specific experience coordinating the financials of the registrant with public accountants with respect to the preparation, auditing or evaluation of the company's financial statements.

Indemnification

The registrant shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Oklahoma, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the registrant, or served any other enterprise as director, officer or employee at the request of the registrant. The board of directors, in its discretion, shall have the power on behalf of the registrant to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the registrant.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE REGISTRANT FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Family Relationships

There are no family relationships between our officers and directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past five years:

   - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of the former chief executive officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2008 and 2009, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2008 and 2009, for services rendered in all capacities to us.

                       Summary Compensation Table

                                                                    Long Term Compensation
                       Annual Compensation                            Awards               Payouts
                                                        Other                  Securities            All
 Name                                                  Annual Restricted      Underlying   LTIP     Other
 and                                                   Compen-   Stock          Options/   Pay-    Compen-
Principal                       Salary        Bonus    sation    Awards          SARs      Outs    sation
Position                Year      ($)          ($)       ($)       ($)           (#)       ($)       ($)
Shane Harwell          2009        -            -         -         -             -         -         -
CEO                    2008        -            -         -         -             -         -         -

Susan Harwell          2009        -            -         -         -             -         -         -
CFO                    2008        -            -         -         -             -         -         -

Director Compensation

The registrant does not compensate its directors for their services as such. The registrant reimburses the directors for their reasonable out-of pocket expenses for attending meetings of the board of directors.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following tabulates holdings of shares of the registrant by each person who, subject to the above, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the registrant individually and as a group. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

The common shareholdings as of June 15, 2010 are shown below:

                                          Number of
Name and Address                         Common Shares        Percentage
----------------                         -------------        ----------
Mats Malmberg	                         3,735,983             17.4%
Bjork Angen Hulu
Nassjo, Jonkoping
Sweden

Lemon Tree Financial Group, LLC(1)           624,375              2.91%
610 West Needles
Bixby, OK 74008

Chase Bales                                2,114,341              9.9%
862 E. 171st Street
Glenpool, OK 74008

Boris Claesson                             1,311,421              6.1%
Isberga Sateri
SMALANDSSTENAR 333 91
Sweden

Ingemar Brorsson                           1,338,895              6.3%
Sallstorp 1
ULLARED 310 60
Sweden

Malfors Promote                            1,529,364              7.1%
PL 16, Skarpoborg
Vaxholm SE 185 91
Sweden

Bengt Andersson                              244,713               1.1%
Salita delle Ginestre
6900 Lugano
Switzerland

Steven Moel                                   50,000                .23%
167 Vista del mar Drive
Santa Barbara, CA  93109

Damian Riddoch                                     0              0.0%
6629 E. 116th Street South
Bixby, OK 74008

(1)Lemon Tree is an entity controlled by Chase Bales. As a result, Mr. Bales would be deemed a beneficial owner of the 624,375 common shares held by Lemon Tree.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From 2004-2009, the registrant's former general manager had advanced funds to the registrant to purchase materials expensed as costs of goods sold as well as to occasionally meet payroll obligations. These loans were made through the use of the former general manager's personal credit cards and personal loans. As such, the amount of interest accrued is dictated by the interest rate agreed to through the formal general manager's credit agreement. For the years ended December 31, 2009 and 2008, the net effect of unpaid advances were $164,070 and $192,808 respectively.

On December 21, 2009, the registrant entered into a Transfer and Assumption of Liabilities Agreement with Shane Harwell, a then officer and director of the registrant. Pursuant to the Agreement, Harwell agreed to assume all of the liabilities of the registrant at the time of Closing. In consideration of the transfer and assumption of liabilities to Harwell, the registrant issued a convertible debenture with the principal amount of $225,000 with no interest. The convertible debenture is convertible into common shares of the registrant at a conversion price equal to 65% of the 28 day trading average prior to conversion. The convertible debenture matures on December 21, 2010.
The registrant has the right, with seven (7) business days advance written notice, to redeem a portion or all amounts outstanding under the debenture prior to the maturity date.

In contemplation of a merger with U.S. Highland, Inc., an Oklahoma corporation, the registrant no longer intended to pursue its current business plan. As a result, the registrant entered into an Asset Purchase Agreement with Shane Harwell, an officer and director of the Registrant. Pursuant to the Asset Purchase Agreement dated December 21, 2009, the registrant sold all rights, title and interest to the Purchased Assets to Mr. Harwell for the consideration of 950,000 common shares. The 950,000 common shares consisted of 468,750 common shares directly held by Mr. Harwell, 468,750 common shares acquired by Mr. Harwell from Susan Harwell, his wife and 12,500 common shares acquired by Mr. Harwell from Charles Harwell, his father for nominal amounts.

Effective May 31, 2010, Lemon Tree Financial Group, LLC, an entity controlled by Chase Bales, an officer and director of the registrant, entered into an agreement with the registrant. Pursuant to the agreement, Lemon Tree tendered 2,000,000 common shares of the registrant in exchange for the rights to three of the registrant's regional dealerships valued at $200,000 each and the repayment of debt owed by Lemon Tree to the registrant of $284,000. The 2,000,000 common shares were returned to the treasury of the registrant and a portion of the common shares will be reissued to the investors in this offering.

On May 31, 2010, Lemon Tree gifted 250,000 common shares to Jack P. Larrabee, II and 250,000 common shares to KTM Capital, LLC, an entity controlled by James Holland, a non-affiliate.

Director Independence

None of the registrant's board of directors are independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

                    DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of US Highland certificate of incorporation and bylaws, as amended.

Common Shares. US Highland articles of incorporation authorize it to issue up to 100,000,000 common shares, $0.01 par value per common share.

On January 21, 2010, US Highland approved a 7 to 1 forward split on the common shares.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of US Highland legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. US Highland has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of US Highland. Accordingly, future dividends, if any, will depend upon, among other considerations, US Highland need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of US Highland are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent. Columbia Stock Transfer Company acts as US Highland transfer agent.

                 SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 21,462,500 shares of our common stock outstanding of which 5,019,000 common shares may be freely traded without restriction.

The common shares being sold in this offering will be reissued from outstanding treasury common shares. Upon the effectiveness of this registration statement up to 1,880,087 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of US Highland under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

          DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                    FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a) Market Information. On March 17, 2008, our common stock was listed for the first time on the OTC Bulletin Board under the symbol HRCM.
On March 31, 2010, due to our name change, our symbol was changed to UHLN.

The following table sets forth the range of high and low bid quotations for the registrant's common stock. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

         Quarter Ended                 High Bid             Low Bid

             3/31/08                     none                 none
             6/30/08                     .55                   .55
             9/30/08                     .25                   .18
            12/31/08                     .18                   .18

             3/31/09                     .05                   .02
             6/30/09                     .80                   .02
             9/30/09                     .79                   .79
            12/31/09                     .79                   .79

             3/31/10                    4.00                   .79

b) Holders. At June 15, 2010, there were approximately 60 shareholders of the registrant.

c) Dividends. Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on the registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by the registrant under equity compensation plans.

e)  Performance graph.  Not applicable.

f) Sale of unregistered securities. The registrant sold 609,913 common shares during April and May of 2010 in which the registrant received approximately $774,915 in paid in capital from the sale of common restricted stock at approximately $1.25 per share in a private offering.

Name                             Amount Paid     Shares      Date
----                             -----------     ------      ----
Richard Goglia                   $ 12,500        10,000	4/12/10
Baurus Co. Limited(1)            $106,250        85,000     4/10/10
Ingemar Brorsson                 $208,962.24    167,170     4/16/10
Iron Invest AB(2)                $139,000       111,200     4/16/10
Marcus Bjornsson                 $ 13,835        11,068     4/19/10
Mikael Svenfelt                  $ 18,039        14,431     4/15/10
Olof Svenfelt                    $139,000       111,200     4/29/10
Richard Goglia                   $ 12,500        10,000     4/13/10
Ullared Netto AB(3)              $ 69,526.67     55,622     4/16/10
WP Intressenter(4)               $ 41,493.07     33,194     4/26/10
Beslag & Metall(5)               $ 13,809        11,047     4/14/10

(1) An unaffiliated entity controlled by Bjorn Ohlsen. The entity is neither a registered broker-dealer nor an affiliate of registered broker-dealers.
(2) An affiliated entity controlled by Mats Malmberg, an officer and a director of the registrant. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(3) An unaffiliated entity controlled by Frank Gunnarsson. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(4) An unaffiliated entity controlled by Christer Wagenius. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(5) An unaffiliated entity controlled by Marcus Bjornsson. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.

On May 31, 2010, Lemon Tree, an entity controlled by Chase Bales, an officer and director of the registrant gifted 250,000 common shares to Jack P. Larrabee, II and 250,000 common shares to KTM Capital, LLC, an entity controlled by James Holland, a non-affiliate.

    Item 5(b)  Use of Proceeds.  Not applicable.

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.


                             EXPERTS

The financial statements of US Highland appearing in this registration statement have been audited by Hood Sutton Robinson & Freeman CPAs, P.C., independent registered public accounting firms and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                          LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


                          LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.


              WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

    	US Highland, Inc.
    	17424 South Union Ave.
     	Mounds, OK 74047
      918-827-5254
         Attention: Damian Riddoch, Chief Financial Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                            US Highland, Inc.
                    formerly Harcom Productions, Inc.
                    Index to the Financial Statements

Balance Sheets as of March 31, 2010 (unaudited) and
   December 31, 2009 (audited)                                 42
Unaudited Statements of Operations for the three months
  Ended March 31, 2010 and March 31, 2009                      44
Unaudited Statements of Cash Flows for the three months
  Ended March 31, 2010 and March 31, 2009                      45
Notes to Unaudited Financial Statements for the three months
  Ended March 31, 2010                                         46

Report of Independent Registered Public Accounting Firm        54
Financial Statements of Harcom Productions, Inc.:
  Balance Sheets as of December 31, 2009 and 2008              55
  Statements of Operations For the Years
    Ended December 31, 2009 and 2008                           56
  Statements of Stockholders' Equity (Deficit) For
    the Years Ended December 31, 2009 and 2008                 57
  Statements of Cash Flows For the Years Ended
    December 31, 2009 and 2008                                 58
  Notes to Financial Statements                                59

                                 PART I
Item I - FINANCIAL STATEMENTS
                            US Highland, Inc.
                             Balance Sheets
                   March 31, 2010 and December 31, 2009

                                          (Unaudited)        (Audited)
                                            3/31/10          12/31/09
                                           ---------         --------
Assets

Current Assets:
  Cash                                   $    54,777       $   392,766
  Accounts Receivable                        370,561           116,043
  Inventory                                5,842,381         4,254,582
                                         -----------       -----------
                                           6,267,719         4,763,391
                                         -----------       -----------
Property and Equipment:

  Vehicle                                     20,750            20,750
  Furniture and Fixtures                      66,483            43,297
  Tooling                                    316,971           300,000
  Production Equipment                         4,806                 -
  Leasehold Improvements                      42,299                 -
  Accumulated Depreciation                    (5,168)           (5,168)
                                         -----------       -----------
                                             446,141           358,879
                                         -----------       -----------
Other Assets:
  Intellectual Property                   13,000,000                 -
  Long-term Notes Receivable                 230,000                 -
  Goodwill                                   164,820           143,820
  Deposits                                     2,127             1,102
                                         -----------       -----------
                                          13,396,947           144,922
                                         -----------       -----------
      Total Assets                       $20,110,807       $ 5,267,192
                                         ===========       ===========
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts Payable                           204,260           264,097
  Current Portion of Long-Term Debt            8,400             8,400
  Accrued Liabilities                         84,186             2,754
                                         -----------       -----------
                                             296,846           275,251
                                         -----------       -----------

Long-term Liabilities:
  Notes Payable                               32,654            34,707
  Current Portion of Long-Term Debt           (8,400)           (8,400)
                                         -----------       -----------
                                              24,254            26,307
Deferred Income Taxes                          8,386             8,386
                                         -----------       -----------
                                              32,640            34,693
Stockholders' Equity:

Common Stock, 100 million shares
 authorized, par $0.01, 21,462,500
 shares issued and outstanding               214,625           100,000
   Paid in Capital                        19,369,757         4,810,149
   Retained Earnings                         196,939            47,099
                                         -----------       -----------
Total Stockholders' Equity                19,781,321         4,957,248
                                         -----------       -----------
Total Liabilities and Stockholders'
  Equity                                 $20,110,807       $ 5,267,192
                                         ===========       ===========

                 The accompanying notes are an integral part
                    of the interim financial statements

                              US Highland, Inc.
                          Statements of Operations
      For the Three Months Ended March 31, 2010 and March 31, 2009

                                          (Unaudited)      (Unaudited)
                                            3/31/10          3/31/09
                                           ---------        ---------
Revenue:
  Sales                                    $ 655,497        $  82,756
  Cost of Goods Sold                        (181,426)         (34,688)
                                           ---------        ---------
   Gross Profit                               474,071           48,068
                                           ---------        ---------
Operating Expenses:
  General and Administrative                 150,775           73,208
  Racing                                           -                -
  Research and Development                         -                -
  Selling                                     91,547                -
  Depreciation                                     -                -
                                           ---------        ---------
    Total Operating Expenses                 242,322           73,208
                                           ---------        ---------
  Operating Income                           231,749          (25,140)
Other Income (Expense):
  Interest Income                                103                -
  Interest Expense                              (580)          (3,217)
                                           ---------        ---------
                                                (477)          (3,217)
                                           ---------        ---------
    Income before Provision for
     Income Taxes                            231,272          (28,357)

Provision for Income Taxes                    81,432                -
                                           ---------        ---------
    Net Income                               149,840          (28,357)
Retained Earnings, Beginning of Year          47,099                -
                                           ---------        ---------
Retained Earnings, End of Year             $ 196,939        $ (28,357)
                                           =========        =========
Earnings Per Share, Average                $    0.01        $   (0.02)
                                           =========        =========

               The accompanying notes are an integral part
                  of the interim financial statements

                            US Highland, Inc.
                         Statements of Cash Flows
      For the Three Months Ended March 31, 2010 and March 31, 2009

                                           (Unaudited)      (Unaudited)
                                             3/31/10          3/31/09
                                            ---------        ---------
Operating Activities
  Net Income                             $   229,802     $   (28,357)
  Adjustments to reconcile Net Income
  (Loss) to net cash
    Accounts Receivables                    (253,918)          5,215
    Amortization                                   -           4,137
    Leasehold Improvements                   (42,299)              -
    Office Equipment                          (1,686)              -
    Inventory Asset                       (1,187,799)              -
    RSGA Inventory                          (400,000)              -
    Equipment & Tooling                      (16,928)              -
    Rental & Utility Deposits                 (1,025)              -
    Accounts Payable                         (52,018)         (2,419)
    Escrow Account                            (8,500)              -
    Payroll Liabilities                           81               -
    Prepaid Expenses                               -            (802)
    Security Bank - Principal                 (2,053)              -
                                         -----------     -----------
  Net Cash Used Operating Activities      (1,736,342)        (22,226)
                                         -----------     -----------
Investing Activities                               -               -
                                         -----------     -----------
Production Equipment                          (4,806)              -
  Furniture and Equipment                    (21,500)              -
  Long Term Notes: Highland Group AB        (230,000)              -
  Goodwill (HARCOM)                          (21,000)              -
  Intellectual Property                  (13,000,000)              -
                                         -----------     -----------
Net Cash Used by Investing Activities    (13,277,306)              -
Financing Activities

  Proceeds from Related Party Loans                -          22,164

Proceeds from Issuance of Common Stock    14,675,475               -
                                         -----------     -----------
Net cash provided by Financing Activities 14,675,475          22,164
                                         -----------     -----------
Net cash increase for period                (338,173)            (62)
Cash at beginning of period                  392,951           8,337
                                         -----------     -----------
Cash at end of period                    $    54,777     $     8,275
                                         ===========     ===========

               The accompanying notes are an integral part
                  of the interim financial statements

                         US Highland, Inc.
                  Notes to Financial Statements
            For The Three Months Ended March 31, 2010
                        (Unaudited)

Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Operations
US Highland, Inc. was originally formed as a Limited Liability Company on February 5, 1999 under the name The Powerhouse, L.L.C. pursuant to the laws of the State of Oklahoma. On November 9, 2006, Powerhouse Productions, L.L.C. filed Articles of Conversion changing the entity from a limited liability company to a corporation under the name Harcom Productions, Inc. On January 25, 2010, Articles of Merger were filed with the state of Oklahoma merging U.S. Highland, Inc., an Oklahoma corporation into Harcom Productions, Inc. and the name of the corporation was changed to US Highland, Inc. US Highland, Inc. is a recreational powersports OEM, developing motorcycles, quads, single cylinder engines, and v-twin engines under its own brand and for other OEMs.

Cash and Cash Equivalents
The Company considers highly liquid investments (those readily convertible to cash) purchased with original maturity dates of three months or less to be cash equivalents.

Income Taxes
In 2007 The Company had completed its conversion to a C-Corporation under the laws of the state of Oklahoma. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS No. 109 income taxes are recognized for the following:
i) amount of taxes payable for the current year, and ii) deferred tax assets and liabilities for the future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using statutory tax rates and are adjusted for tax rate changes. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Allowance for Doubtful Accounts
It is the Company's policy to provide an allowance for doubtful accounts
when it believes there is a potential for non-collectability.   At
present US Highland, Inc. management does not feel that there are any doubtful accounts.

Revenue Recognition
Costs of Goods Sold costs include all direct equipment, amortization, material, shipping costs and those indirect costs related to contract performance, such as indirect labor. Selling, general and administrative costs are charged to expenses as incurred. Changes in contract performance, contract conditions, and estimated profitability that may result in revisions to costs and income are recognized in the period in which the revisions are determined.

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which superseded SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB No. 104 incorporates Emerging Issues Task Force ("EITF") No. 00-21, "Multiple-Deliverable Revenue Arrangements." EITF No. 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF No. 00-21 on the Company's financial position and results of operations was not significant. This issue addresses determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting. EITF No. 00-21 became effective for revenue arrangements entered into in periods beginning after September 15, 2003.

For those contracts which contain multiple deliverables, management must first determine whether each service, or deliverable, meets the separation criteria of EITF No. 00-21. In general, a deliverable (or a group of deliverables) meets the separation criteria if the deliverable has standalone value to the customer and if there is objective and reliable evidence of the fair value of the remaining deliverables in the arrangement. Each deliverable that meets the separation criteria is considered a "separate unit of accounting." Management allocates the total arrangement consideration to each separate unit of accounting based on the relative fair value of each separate unit of accounting. The amount of arrangement consideration that is allocated to a unit of accounting that has already been delivered is limited to the amount that is not contingent upon the delivery of another separate unit of accounting. After the arrangement consideration has been allocated to each separate unit of accounting, management applies the appropriate revenue recognition method for each separate unit of accounting as described previously based on the nature of the arrangement. All deliverables that do not meet the separation criteria of EITF No. 00-21 are combined into one unit of accounting, and the appropriate revenue recognition method is applied.

Basis of Presentation
In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ significantly from management's estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the Form 10-K.

Use of Estimates
The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Long-Lived Assets
Equipment is stated at cost and depreciated over a useful life of 7 years. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When equipment is retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

Intangible assets include intellectual property rights which were valued at the date of acquisition by management and amortized over 10 years.

Management assesses the recoverability of equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from its future undiscounted cash flows. If it is determined that an impairment has occurred, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its estimated fair value.

New Accounting Standards
Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active," ("FSP FAS 157-3"), which clarifies application of SFAS 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise's involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company adopted this FSP effective January 1, 2009. The adoption of the FSP had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)- 1"). FSP FAS 132(R)-1 requires additional fair value disclosures about employers' pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and FASB Interpretation 46 (revised December 2003), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51," as well as other modifications. While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company's financial statements. The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based
Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No.
51. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

Reclassification
Certain reclassifications may have been made in prior years' financial statements to conform to classifications used in the current year.

Note 2 - Intangible Assets

The cost to acquire intangible assets in 2010 has been allocated to the assets acquired according to the estimated fair values and amortized over a 10 year life using the straight line method. The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically tests its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

The identifiable intangible assets acquired and their carrying values at March 31, 2010:

                                                2010
                                                ----
Intellectual Property Acquired from
  Highland Group AB                        $13,000,000
Less:  Accumulated Amortization                     (0)
                                           -----------
Net Intangible Asset                       $13,000,000

Note 3 -Long-term Debt

The Company does not have any long-term debt.

Note 4 - Other Commitments and Contingencies

Lease Agreement
Current manufacturing operations include 18,000 square feet for general manufacturing, CNC and manual machining, and final assembly, 5,000 square feet for welding, painting, and fabrication operations, and 10,000 square feet for administration (lease purchase at $8,500 per month).

Note 5 - Significant Cash and/or Stock Based Acquisitions of Assets

In three separate transactions involving cash and/or stock, the Company acquired $400,000 in finished goods inventory from RSGA International, Inc., $1 million in components and finished goods inventory from ATK of Oklahoma, Inc., and $13 million in intellectual property from the Highland Group AB (the Swedish company which caused US Highland, Inc. to be formed and from which US Highland, Inc. acquired most of its assets, its brand name, some of the members of the US Highland management team, and the US Highland product line).

Note 6 - Subsequent Event

The Company completed a series of stock purchase agreements during April of 2010 in which the Company received approximately $762,404 in paid in capital from the sale of common restricted stock at $1.25 per share in a private offering with a commitment to register the common restricted shares in a near term registration statement and the option to repurchase the shares within 60 days at $2.50 per share.

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Harcom Productions, Inc.
Tulsa, Oklahoma

To the Board of Directors:

We have audited the accompanying consolidated balance sheets of Harcom Productions, Inc. for the year ended December 31, 2009 and the related statements of operations, shareholders' equity, and cash flows for the year then ended These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements for the year ended December 31, 2008 were audited by other auditors and their report dated, March 30, 2009 expressed a going concern issue.

We conducted our audit in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harcom Productions, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hood Sutton Robinson & Freeman CPAs, P.C.

Hood Sutton Robinson & Freeman CPAs, P.C.
Certified Public Accountants

March 31 2010
Tulsa, Oklahoma

Harcom Productions, Inc.
Balance Sheets
December 31, 2009 and 2008

ASSETS                                           2009       2008
                                                 ----       ----
Current Assets
  Cash & Cash Equivalents                   $  32,696   $   8,337
  Accounts Receivable, net                     41,292      59,243
  Other Current Assets                              -       2,733
                                            ---------   ---------
Total Current Assets                           73,988      70,313
                                            ---------   ---------
Other Assets
  Intangible Assets - Less Amortization        72,235      88,783
  Deposits                                      1,500       1,500
                                            ---------   ---------
Total Other Assets                             73,735      90,283
                                            ---------   ---------
TOTAL ASSETS                                $ 147,723   $ 160,598
                                            =========   =========
LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable & Accrued Liabilities    $  17,263   $  25,689
  Due to related parties                      164,070     192,808
  Note payable (Current)                        9,027       8,629
                                            ---------   ---------
Total Current Liabilities                     190,540     227,126
                                            ---------   ---------
Long Term Liabilities, net of current
  portion                                     131,660     140,867
                                            ---------   ---------
Total Liabilities                             322,200     367,993
                                            ---------   ---------
Stockholders' Deficit
  Common Stock, Shares Authorized
    100,000,000, Par Value $.01 Issued
    and Outstanding 1,637,500 shares           16,375      16,375
  Additional Paid-In Capital                  242,887      99,067
  Accumulated Deficit                        (433,739)   (322,839)
                                            ---------   ---------
     Total Deficit                           (174,477)   (207,397)
                                            ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 147,723   $ 160,596
                                            =========   =========

The accompanying notes are an integral part of these statements

Harcom Productions, Inc.
Statements of Operations
For the Years Ended December 31, 2009 and 2008

                                                 2009       2008
                                                 ----       ----
REVENUES
  Shipped Products                          $ 230,999   $ 378,241
  Refund/Discounts of Services                   (879)     (1,182)
                                            ---------   ---------
    Total Revenue                             230,120     377,059
                                            ---------   ---------
COST OF GOODS SOLD
  Commission                                   22,781      45,971
  Materials                                    49,655      72,550
  Amortization Expense                         16,548      16,548
                                            ---------   ---------
    Total Cost of Goods Sold                   88,984     135,069
                                            ---------   ---------
Gross Profit                                  141,136     241,990
                                            ---------   ---------
OPERATING EXPENSES
  General & Administrative                     70,241      77,401
  Medical Insurance                               834       1,655
  Employee Compensation                       167,889     277,864
                                            ---------   ---------
    Total Operating Expenses                  238,964     356,920
                                            ---------   ---------
OTHER EXPENSE
  Interest Expense                             13,072      19,253
OTHER REVENUE
  Consulting Fees                                   -      25,500
                                            ---------   ---------
NET LOSS BEFORE INCOME TAXES                 (110,900)   (108,683)
  Provision for Income Taxes                        -           -
NET INCOME(LOSS)                            $(110,900)  $(108,683)
                                            =========   =========
Earnings (Loss) per common share
  basic and full diluted                    $   (0.07)  $   (0.07)
                                            =========   =========
Weighted average number of
  common shares outstanding                 1,637,500   1,637,500

The accompanying notes are an integral part of these statements

Harcom Productions, Inc.
Statement of Stockholders' Equity
For the Years Ended December 31, 2009 and 2008

                                 Common Stock
                                 ------------       Additional   Accumulated
                               Shares   Amounts  Paid-in Capital   Deficit    Total
                               ----------------- ----------------  -------    -----
Balance at December 31, 2007 1,637,000   $16,375    $ 99,067   $(214,156)   $ (98,714)

Net loss 2008                          -         -           -    (108,683)  (108,683)
                             --------------------------------------------------------
Balance at December 31, 2008 1,637,500   $16,375    $ 99,067   $(322,839)   $(207,397)
Capital Contribution                                 143,820                  143,820
Net loss for the year ended
  December 31, 2009                                             (110,900)    (174,477)
                             --------------------------------------------------------
Balance at December 31, 2009 1,637,500   $16,375    $242,887   $(433,739)   $(174,477)
                             --------------------------------------------------------

The accompanying notes are an integral part of these statements

Harcom Productions, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

                                                 2009       2008
                                                 ----       ----
Operating Activities
  Net Income(Loss)                          $(110,900)     $(108,683)
  Adjustments to reconcile Net Income
   (Loss) To net cash used in operating
    activities:
    Amortization                               16,548         16,548
    Accounts receivable                        17,951         (3,215)
    Accounts Payable and Accrued Liabilities   (8,426)       (16,246)
    Prepaid expenses                            2,733          2,263
                                            ---------      ---------
Net Cash (Used In) Provided By Operating
  Activities                                   28,806           (650)
                                            ---------      ---------
Investing Activities                                -              -
Financing Activities:
  Due to Related party                        (36,497)       121,501
  Note Payable (Current                        (9,207)        (8,629)
  Capital Contribution                        143,820              -
                                            ---------      ---------
Net Cash Provided By Financing Activities      98,116        112,872
                                            ---------      ---------
Net Change in Cash                             16,022          3,539
Cash, Beginning of Period                       8,337          4,798
                                            ---------      ---------
Cash, End of Period                         $  24,359      $   8,337
                                            =========      =========
Supplemental Information
  Interest Paid                             $  13,072      $  19,253
                                            =========      =========

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Operations
-------------------------------------
Harcom Productions, Inc. was incorporated in 1999 in the state of Oklahoma. The Company's headquarters are located in Tulsa, Oklahoma. In early 1999, the Company executed a Purchase Agreement to acquire the operating and intangible assets of an existing production company from a related party. As such, the Company has since operated as a production company specializing in on hold messaging for all types of companies.

Cash and Cash Equivalents
-------------------------
The Company considers highly liquid investments (those readily convertible to cash) purchased with original maturity dates of three months or less to be cash equivalents.

Income Taxes
------------
In 2007, the Company had completed its conversion to a C-Corporation under the laws of the state of Oklahoma. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS No. 109 income taxes are recognized for the following:
i) amount of taxes payable for the current year, and ii) deferred tax assets and liabilities for the future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using statutory tax rates and are adjusted for tax rate changes. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Allowance for Doubtful Accounts
-------------------------------
It is the Company's policy to provide an allowance for doubtful accounts when it believes there is a potential for non-collectability. As of December 31, 2009, the Company's allowance for doubtful accounts totaled $3,960 based upon management's analysis of possible bad debts. This analysis was based on a two year study of bad debt as it relates to Receivables.

Revenue Recognition
-------------------
Costs of Goods Sold costs include all direct equipment, amortization, material, shipping costs and those indirect costs related to contract performance, such as indirect labor. Selling, general and administrative costs are charged to expenses as incurred. Changes in contract

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

performance, contract conditions, and estimated profitability that may result in revisions to costs and income are recognized in the period in which the revisions are determined.

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which superseded SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB No. 104 incorporates Emerging Issues Task Force ("EITF") No. 00-21, "Multiple-Deliverable Revenue Arrangements." EITF No. 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF No. 00-21 on the Company's financial position and results of operations was not significant. This issue addresses determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting. EITF No. 00-21 became effective for revenue arrangements entered into in periods beginning after September 15, 2003.

For those contracts which contain multiple deliverables, management must first determine whether each service, or deliverable, meets the separation criteria of EITF No. 00-21. In general, a deliverable (or a group of deliverables) meets the separation criteria if the deliverable has standalone value to the customer and if there is objective and reliable evidence of the fair value of the remaining deliverables in the arrangement. Each deliverable that meets the separation criteria is considered a "separate unit of accounting." Management allocates the total arrangement consideration to each separate unit of accounting based on the relative fair value of each separate unit of accounting. The amount of arrangement consideration that is allocated to a unit of accounting that has already been delivered is limited to the amount that is not contingent upon the delivery of another separate unit of accounting. After the arrangement consideration has been allocated to each separate unit of accounting, management applies the appropriate

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

revenue recognition method for each separate unit of accounting as described previously based on the nature of the arrangement. All deliverables that do not meet the separation criteria of EITF No. 00-21 are combined into one unit of accounting, and the appropriate revenue recognition method is applied.

Basis of Presentation
---------------------
In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ significantly from management's estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the Form 10-K.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Long-Lived Assets
-----------------
Equipment is stated at cost and depreciated over a useful life of 7 years. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When equipment is retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

Intangible assets include intellectual property rights which were valued at the date of acquisition by management and amortized over 15 years.

Management assesses the recoverability of equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from its future

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

undiscounted cash flows. If it is determined that an impairment has occurred, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its estimated fair value.

New Accounting Standards
Recent Accounting Pronouncements
---------------------------------
In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.
In October 2008, the FASB issued FSP No. FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active," ("FSP FAS 157-3"), which clarifies application of SFAS 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise's involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company adopted this FSP effective January 1, 2009. The adoption of the FSP had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)- 1"). FSP FAS 132(R)-1 requires additional fair value disclosures about employers' pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and FASB Interpretation 46 (revised December 2003), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51," as well as other modifications. While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company's financial statements. The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based
Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

Reclassification
----------------
Certain reclassifications may have been made in prior years' financial statements to conform to classifications used in the current year.


Note 2 - Intangible Assets

The cost to acquire intangible assets in 1999 has been allocated to the assets acquired according to the estimated fair values and amortized over a 15 year life using the straight line method. The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically tests its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations. No impairment was identified for the years ended December 31, 2008 and 2007.

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 1 - Summary of Significant Accounting Policies (continued)

The identifiable intangible assets acquired and their carrying values at December 31, 2009 and 2008 are:

                                          2009            2008
                                          ----            ----
Jingles used in on hold messaging      $ 248,247       $ 248,247
Less:  Accumulated Amortization         (176,012)       (155,327)
                                       ---------       ---------
Net Intangible Asset                   $  72,235       $  92,920
                                       =========       =========

Total amortization expense charged to operations for the quarter ended December 31, 2009 and 2008 was $4,137 and $4,137 respectively.


Note 3 -Long-term Debt

The long-term debt is a note payable to the former owners, dated July 1, 1999 bearing interest at 6.5% per annum, payable on March 1, 2019. The balance on the note payable net of current portion on December 31, 2008 was $140,867and on December 31, 2009 it was $131,660.


Note 4 - Due to Related Party

Since 2004, the Company's General Manager has advanced funds to the Company to purchase materials expensed as costs of goods sold as well as to occasionally meet payroll obligations. These loans were made through the use of the General Manager's personal credit cards and personal loans. As such, the amount of interest accrued is dictated by the interest rate agreed to through the General Manager's credit agreement. For the years ended December 31, 2009 and 2008, the net effect of unpaid advances were $164,070 and $192,808 respectively.

Note 5 - Other Commitments and Contingencies

Lease Agreement
---------------
On March 12, 2008, the Company executed a lease agreement. This lease agreement covers the office space for the Company's headquarters in Tulsa, Oklahoma includes 3,000 square feet of finished office space leased for one year beginning on April 1, 2008 and included a deposit of $1,500. The lease renews annually and the related rental expense was $15,100 and $24,000, for 2009 and 2008 respectively. Due to economic conditions, on July 1, 2009, the monthly rent was reduced to $1000 per month.

Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 6 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has reported net losses of ($108,683) and ($110,099) for the years ended December 31, 2008 and December 31, 2009 respectively. Without the realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to complete and execute a business plan in order to supply the needed cash flow.

Note 7 - Subsequent Events

Harcom Productions, Inc., a public company, merged with U.S. Highland, Inc. on January 22, 2010 with Harcom as the surviving corporation and with US Highland, Inc. as the name of the merged corporation.

                             U.S. Highland, Inc.   Harcom   Eliminations   Consolidated
                             -------------------   ------   ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents   $  492,766         $  32,696                  $  425,462
  Accounts receivable            116,043            41,292                     157,335
  Inventory                    4,254,582                                     4,254,582
                              ----------         ---------    ---------     ----------
    Total current assets       4,763,391            73,988            -      4,837,379
                              ----------         ---------    ---------     ----------
  Property and Equipment         364,047           217,878                     581,925
  Accumulated depreciation        (5,168)         (217,878)                   (223,046)
                              ----------         ---------    ---------     ----------
    Net property and equipment   358,879                 -            -        358,879
                              ----------         ---------    ---------     ----------
Other Assets:
  Intangible assets (net of
    amortization)                      -            72,235                      72,235
  Investment in subsidiary       143,820                 -     (143,820)             -
  Deposits                         1,102             1,500                       2,602
                              ----------         ---------    ---------     ----------
    Total other assets           144,922            73,735     (143,820)        74,837
                              ----------         ---------    ---------     ----------
Total Assets                  $5,267,192         $ 147,723    $(143,820)    $5,271,095
                              ==========         =========    =========     ==========




Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 7 - Subsequent Events (continued)

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
    Accounts payable          $  264,097         $  17,263                  $  281,360
  Due to related parties               -           164,070                     164,070
    Current portion of
     long-term debt                8,400             9,207                      17,607
    Accrued liabilities            2,754                                         2,754
                              ----------         ---------    ---------     ----------
Total Current Liabilities        275,251           190,540            -        465,791
                              ----------         ---------    ---------     ----------
Long-Term Liabilities:
  Notes payable (net of
   current portion)               26,307           131,660                     157,967
  Deferred income taxes            8,386                 -                       8,386
                              ----------         ---------    ---------     ----------
Total Long-Term Liabilities       34,693           131,660            -        166,353
                              ----------         ---------    ---------     ----------
Stockholders' Equity:
  Common stock                   100,000            16,375                     116,375
  Paid in surplus              4,810,149           242,887     (143,820)     4,909,216
  Retained earnings(deficit)      47,099          (433,739)                   (386,640)
                              ----------         ---------    ---------     ----------
Total Stockholders' Equity
  (Deficit)                    4,957,248          (174,477)    (143,820)     4,638,951
                              ----------         ---------    ---------     ----------
Total Liabilities and
 Stockholders' Equity
 (Deficit)                    $5,267,192          $147,723    $(143,820)    $5,271,095
                              ----------         ---------    ---------     ----------

                             U.S. Highland, Inc.   Harcom   Eliminations   Consolidated
                             -------------------   ------   ------------   ------------
Revenue                         $454,182         $ 230,120                  $684,302
Cost of Goods Sold                     -                 -                   (88,984)
                                --------         ---------    --------      --------
Gross Profit                     454,182           141,136           -       595,318
                                --------         ---------    --------      --------
Operating Expenses:
  General and administrative      269,484            70,241           -        339,725
  Racing                          102,031                                      102,031
  Research and development         15,852                                       15,852
  Selling                              35                                           35




Harcom Productions Inc.
Notes to Financial Statements
For The Year Ended December 31, 2009

Note 7 - Subsequent Events (continued)

  Depreciation                      5,168                                        5,168
  Medical insurance                                     834                        834
  Employee compensation                             167,889                    167,899
                                --------         ---------    --------      --------
  Total Operating Expenses       392,570           238,964           -       631,534
  Operating Income (Loss)         61,612           (97,828)                  (36,216)
                                --------         ---------    --------      --------
Other Income (Expense)
  Interest income                     92                                          92
  Interest expense                                 (13,072)                  (13,072)
                                --------         ---------    --------      --------
                                      92           (13,072)          -       (12,980)
                                --------         ---------    --------      --------
Net Income before Income Taxes    61,704          (110,900)                  (49,196)
Provision for income taxes       (11,140)                -                   (11,140)
                                --------         ---------    --------      --------
Net Income (Loss)               $ 50,564         $(110,900)   $      -      $(60,336)
                                ========         =========    ========      ========

Up to a maximum of 1,880,087 common shares at $1.50 per Common Share 609,913 common shares on behalf of selling security holders

                              Prospectus

                            US Highland, Inc.

                           June 18, 2010

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ______________, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. US Highland shall pay the expenses.

SEC Registration Fee                            $    266.31
Printing and Engraving Expenses                    1,500.00
Legal Fees and Expenses                           25,000.00
Accounting Fees and Expenses                      30,725.00
Miscellaneous                                      1,000.00
                                                -----------
TOTAL                                           $ 58,491.00

Item 26. Recent Sales of Unregistered Securities

The registrant sold 609,913 common shares during April and May of 2010 in which the registrant received approximately $774,915 in paid in capital from the sale of common restricted stock at approximately $1.25 per share in a private offering.

Name                             Amount Paid     Shares      Date
----                             -----------     ------      ----
Richard Goglia                   $ 12,500        10,000	4/12/10
Baurus Co. Limited(1)            $106,250        85,000     4/10/10
Ingemar Brorsson                 $208,962.24    167,170     4/16/10
Iron Invest AB(2)                $139,000       111,200     4/16/10
Marcus Bjornsson                 $ 13,835        11,068     4/19/10
Mikael Svenfelt                  $ 18,039        14,431     4/15/10
Olof Svenfelt                    $139,000       111,200     4/29/10

Richard Goglia                   $ 12,500        10,000     4/13/10
Ullared Netto AB(3)              $ 69,526.67     55,622     4/16/10
WP Intressenter(4)               $ 41,493.07     33,194     4/26/10
Beslag & Metall(5)               $ 13,809        11,047     4/14/10

 (1) An unaffiliated entity controlled by Bjorn Ohlsen. The entity is neither a registered broker-dealer nor an affiliate of registered broker-dealers.
(2) An affiliated entity controlled by Mats Malmberg, an officer and a director of the registrant. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(3) An unaffiliated entity controlled by Frank Gunnarsson. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(4) An unaffiliated entity controlled by Christer Wagenius. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(5) An unaffiliated entity controlled by Marcus Bjornsson. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.

On May 31, 2010, Lemon Tree, an entity controlled by Chase Bales, an officer and director of the registrant gifted 250,000 common shares to Jack P. Larrabee, II and 250,000 common shares to KTM Capital, LLC, an entity controlled by James Holland, a non-affiliate.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.


Item 27. Exhibits

INDEX TO EXHIBITS                                Exhibit Number and
                                              Identification of Exhibit

(3)  Articles of Incorporation, By-Laws and Stock Option Plan
  (i) Articles of Organization as a Limited Liability Company on February 5, 1999 under the name The Powerhouse, L.L.C.
incorporated by reference to Form SB-2 filed on December 27, 2006.
 (ii) Articles of Amendment filed on February 26, 1999 incorporated by reference to Form SB-2 filed on December 27, 2006.
(iii) Articles of Conversion filed November 9, 2006 incorporated by reference to Form SB-2 filed on December 27, 2006.
 (iv) Articles of amendment filed November 29, 2006 to the certificate of incorporation incorporated by reference to Form SB-2 filed on December 27, 2006.
  (v) Articles of Merger filed on January 25, 2010.

 (vi) Bylaws incorporated by reference to Form SB-2 filed on December
       27, 2006
 (5)  Opinion of Jody M. Walker, Attorney At Law(2)

(10) Material Contracts
  (i) Asset purchase agreement dated December 21, 2009 incorporated by reference to Form 8-K filed January 7, 2010
 (ii) Transfer and assumption of liabilities agreement dated December 21, 2009 incorporated by reference to Form 8-K filed January 7, 2010
(iii) Convertible debenture dated December 21, 2009 incorporated by reference to Form 8-K filed January 7, 2010
 (iv) Highland Group AB and US Highland, Inc. IP Assignment
      Agreement dated March 31, 2010 incorporated by reference to Form 10-Q for the quarter ended March 31, 2010 filed May
      14, 2010
  (v) ATK of Oklahoma and US Highland Asset Purchase Agreement dated March 31, 2010 incorporated by reference to Form 10-Q for the quarter ended March 31, 2010 filed May 14, 2010
 (vi) Black Widow ATV Works and US Highland Asset Purchase
      Agreement dated March 31, 2010 incorporated by reference to Form 10-Q for the quarter ended March 31, 2010 filed May
      14, 2010
(vii) RSGA and US Highland Asset Purchase Agreement dated March
      31, 2010 incorporated by reference to Form 10-Q for the quarter ended March 31, 2010 filed May 14, 2010
(viii)Agreement between Lemon Tree Financial Group, LLC and US Highland dated May 31, 2010

(11) Statement of Computation of Per Share Earnings This Computation appears in the Financial Statements.

(21) Subsidiaries of the registrant.  None

(23)(i)  Consent of Certified Public Accountants

(23)(ii)  Consent of Jody M. Walker, Attorney At Law, included in
Exhibit 5

Item 28. Undertakings

(a) The undersigned registrant undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
       i. To include any prospectus required by Section 10(a) (3) of the Securities Act;
      ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
      iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If US Highland is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by US Highland pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus filed by US Highland pursuant to Rule 424(b) (2), (b)
(5), or (b) (7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      ii. If US Highland is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.




                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, US Highland, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mounds, State of Oklahoma on the 18th day of June 2010.

US Highland, Inc.

/s/Mats Malmberg
------------------------------
By: Mats Malmberg, President

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Corporation and in the capacities and on the dates indicated.

/s/Steven Moel                    CEO                   June 18, 2010
-------------------

/s/Mats Malmberg                 Director               June 18, 2010
-------------------

/s/Chase Bales                COO/Director              June 18, 2010
-------------------

/s/Damian Riddoch          CFO/Principal Financial
-------------------              Officer		        June 18, 2010